SECURITY AGREEMENT

          THIS SECURITY AGREEMENT, dated as of January 16, 2009 (the “Security Agreement”), is executed by PANGLOBAL BRANDS INC, a company incorporated under the laws of Delaware (“Debtor”), for the benefit of Providence Wealth Management Ltd, a company incorporated under the laws of the British Virgin Islands (“Secured Party”) with an address c/o Mr. Karim Khoury, Chabrier & Partners (Reed Smith), 3 rue du Mont-Blanc P.O. Box 1363 CH - 1211 Geneva 1 Switzerland;.

          WHEREAS, Secured Party has agreed to provide to Debtor a loan in the maximum principal amount of $1,000,000 (the “Loan”), as evidenced by that certain Revolving Loan Agreement, dated as of even date herewith (the “Loan Agreement”), made by Debtor, as borrower, in favor of Secured Party, as lender.

          WHEREAS, it is a condition precedent to the extension of the Loan that Debtor enter into this Agreement to secure, among other things, the Indebtedness (as defined below), and Debtor has agreed to enter into this Agreement in furtherance of the same.

          NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, Debtor hereby agrees as follows:

                     For value received, Debtor grants to Secured Party a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness and obligations of Debtor (“Indebtedness”), including but not limited to Indebtedness arising under the Loan Agreement and all other agreements and instruments related thereto. Indebtedness includes without limitation any and all obligations or liabilities of Debtor to Secured Party, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which Debtor would otherwise be liable to Secured Party were it not for the invalidity or unenforceability of such obligations or liabilities by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Secured Party in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Secured Party and Debtor or in connection with any proceeding involving Secured Party as a result of any financial accommodation to Debtor; and all other costs of collecting indebtedness, including without limitation attorneys’ fees. Debtor agrees to pay Secured Party all such costs incurred by Secured Party, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to actual fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

                         1.        Collateral. Collateral shall mean all the following property Debtor now or later owns or has an interest in, wherever located:

                                        1.1      All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, letters of credit, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Debtor or in which Debtor may have any interest, however created or arising and whether or not earned by performance;

                                        1.2      All present and future general intangibles, payment intangibles, all tax refunds of every kind and nature to which Debtor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, chooses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer and supplier lists, trademarks, trade names, patents, licenses, permits, copyrights, technology, processes, proprietary information and insurance proceeds of which Debtor is a beneficiary;

                                        1.3      All present and future deposit accounts of Debtor, including, without limitation, any demand, time, savings, passbook or like account maintained by Debtor with Secured Party or any other bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Debtor, whether or not deposited in any such deposit account;

                                        1.4      All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Debtor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

                                        1.5      All present and future goods, inventory, equipment and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

                                        1.6      All present and future investment collateral and all rights, preferences, privileges and distributions with respect thereto;

                                        1.7      All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

                                        1.8      All rights, remedies, powers and/or privileges with respect to any of the foregoing, including the right to make claims thereunder or with respect thereto;

                                        1.9      Any and all balances, credits, deposits, accounts or moneys of or in its name arising from any of the foregoing in the possession or control of, or in transit to, Secured Party or any other financial institution and all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time;

                                        1.10      Any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other agreement which has been, or will at any time(s) later be, executed by Debtor or its affiliates for the benefit of Secured Party; and

                                             1.11      All products, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing (including proceeds which constitute property of the types described in the foregoing clauses (1.1) through (1.10), and any and all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing).

                              2.        Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

                                             2.1      Debtor shall furnish to Secured Party, in form and at intervals as Secured Party may request, any information Secured Party may reasonably request and shall allow Secured Party to examine, inspect, and copy any of Debtor’s books and records. Debtor shall, at the request of Secured Party, mark its records and the Collateral to clearly indicate the security interest of Secured Party under this Agreement.

                                             2.2      At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Secured Party, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Secured Party; (b) none of the Collateral is subject to any security interest other than that in favor of Secured Party and there are no financing statements on file, other than in favor of Secured Party; and (c) Debtor acquired its rights in the Collateral in the ordinary course of its business.

                                             2.3      Debtor confirms that the Collateral is and will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Secured Party, and other than those agreed to by the Secured Party in writing. Debtor will not, without the prior written consent of Secured Party, sell, transfer, or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except (where inventory is pledged as Collateral) for inventory in the ordinary course of its business and will not return any inventory to its supplier. Secured Party or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

                                             2.4      Debtor will do all acts and or cause to be executed all writings requested by Secured Party to establish, maintain and continue a perfected and first security interest of Secured Party in the Collateral. Debtor agrees that Secured Party has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which Secured Party may have a lien or security interest for payment of the Indebtedness. Without limiting the generality of the foregoing, Debtor hereby authorizes Secured Party to prepare, execute and file all financing statements, continuation statements or other documents or instruments as Secured Party shall determine are necessary or desirable to perfect, evidence, continue or otherwise take action in connection with the security interests granted hereunder.

                                             2.5      Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Secured Party. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Secured Party has the option (but not the obligation) to do so, and Debtor agrees to repay all amounts so expended by Secured Party immediately upon demand, together with interest at the highest lawful default rate which could be charged by Secured Party to Debtor on any indebtedness.

                                             2.6      Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against; and (b) public liability insurance and other insurance as may be required by law or reasonably required by Secured Party; all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Secured Party, containing a lender’s loss payable endorsement acceptable to Secured Party. Debtor will deliver to Secured Party immediately upon demand evidence satisfactory to Secured Party that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Secured Party has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Secured Party immediately upon demand, together with interest at the highest lawful default rate which could be charged by Secured Party to Debtor on any indebtedness.

                                             2.7      If Debtor’s accounts are pledged as Collateral under this Agreement, then on each occasion on which Debtor evidences to Secured Party the account balances on, and the nature and extent of, the accounts, Debtor shall be deemed to have warranted that except as otherwise indicated (a) each of those accounts is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing, (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those accounts, (d) as to any accounts represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Debtor to Secured Party, (e) Debtor has not received with respect to any account, any notice of the death of the related account debtor, nor the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor, and (f) as to each account, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings requested by Secured Party to perform, enforce performance of, and collect all accounts. Debtor shall neither make nor permit any modification, compromise or substitution for any account without the prior written consent of Secured Party. Debtor shall, at Secured Party’s request arrange for verification of accounts directly with account debtors or by other methods acceptable to Secured Party.

                                             2.8      Debtor at all times shall be in strict compliance with all applicable laws, including without limitation any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment (“Environmental Laws”).

                                             2.9      If Secured Party, acting in its sole discretion, redelivers Collateral to Debtor or Debtor’s designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Secured Party and shall not constitute a release of Secured Party’s security interest in it or in the proceeds or products of it unless Secured Party specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party. Any proceeds of Collateral coming into Debtor’s possession as a result of any such redelivery shall be held in trust for Secured Party and immediately delivered to Secured Party for application on the Indebtedness. Secured Party may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Secured Party shall discharge Secured Party from all liability or responsibility for such Collateral. Secured Party, at its option, may require delivery of any Collateral to Secured Party at any time with such endorsements or assignments of the Collateral as Secured Party may request.

                                             2.10      At any time and without notice, Secured Party may as to Collateral other than equipment, fixtures or inventory (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Secured Party; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement.

                                             2.11      Secured Party may assign any of the Indebtedness and deliver any or all the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Secured Party under this Agreement, and after that Secured Party shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

                                             2.12      Debtor shall defend, indemnify and hold harmless Secured Party, its employees, agents, shareholders, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limitation consultant fees, legal expenses, and actual attorneys’ fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limitation, Environmental Laws, or of any remediation relating to any property required by any law, including without limitation Environmental Laws.

                                   3.        Collection of Proceeds.

                                              3.1      Debtor agrees to collect and enforce payment of all Collateral until Secured Party shall direct Debtor to the contrary. Immediately upon notice to Debtor by Secured Party and at all times after that, Debtor agrees to fully and promptly cooperate and assist Secured Party in the collection and enforcement of all Collateral and to hold in trust for Secured Party all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship, guaranty or indemnity and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Secured Party and immediately deliver to Secured Party all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Secured Party all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. Debtor irrevocably authorizes Secured Party or any Secured Party employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Secured Party shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Secured Party. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Secured Party to any sale, lease or other disposition of any Collateral.

                                   4.        Defaults, Enforcement and Application of Proceeds.

                                             4.1      Upon the occurrence of any of the following events (each an “Event of Default”), Debtor shall be in default under this Agreement:

                                                       (a)      Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

                                                       (b)      Any failure or neglect to comply with, or breach of, or default under, any term of this Agreement, the Loan Agreement or any other agreement or commitment between Debtor and Secured Party; or

                                                       (c)      Any warranty, representation, financial statement, or other information made, given or furnished to Secured Party by or on behalf of Debtor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

                                                       (d)      Sale or other disposition by Debtor of any substantial portion of its assets or assignment for the benefit of creditors of or by Debtor; or commencement of any proceedings under any state or federal bankruptcy or insolvency law or laws for the relief of debtors by or against Debtor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Debtor.

                                             4.2      Upon the occurrence of any Event of Default, Secured Party may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

                                                       (a)      exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law including without limitation such rights and remedies as are available under the Deeds of Trust;

                                                       (b)      institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

                                                       (c)      institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

                                                       (d)      personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Secured Party may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Secured Party to sell, lease, or otherwise dispose of the Collateral or as to the application by Secured Party of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

                                   At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Secured Party or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Secured Party or the public officer to any purchase at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limitation, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Secured Party shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

                                                  4.3      Secured Party may, itself, upon the occurrence of any Event of Default notify and direct any account debtor or obligor.

                                                  4.4      The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Secured Party first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys’ fees and legal expenses incurred by Secured Party; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Secured Party immediately upon demand.

                                                  4.5      Nothing in this Agreement is intended, nor shall it be construed, to preclude Secured Party from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Secured Party may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Secured Party contained in any existing agreement between Debtor and Secured Party.

                                                  4.6      No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Secured Party. No waiver of any default or forbearance on the part of Secured Party in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

                                                  4.7      Debtor irrevocably appoints Secured Party or any agent of Secured Party (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution ) in the name, place and stead of, and at the expense of, Debtor:

                                                            (a)      to demand, receive, sue for, and give receipts or acquittances for any monies due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

                                                            (b)      to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Secured Party to evidence, perfect, or continue the security interests granted in this Agreement; and

                                                            (c)      to do and perform any act on behalf of Debtor permitted or required under this Agreement.

                                   Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Secured Party, to assemble the Collateral and make it available to Secured Party at any place designated by Secured Party which is reasonably convenient to Secured Party and Debtor.

                                   5.        Miscellaneous.

                                             5.1      Reserved.

                                             5.2      Until Secured Party is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon , Debtor at the address indicated in Section 5.15 below.

                                             5.3      Debtor will give Secured Party not less than 90 days prior written notice of all contemplated changes in Debtor’s name, chief executive office location, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

                                             5.4      Secured Party assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

                                             5.5      Secured Party has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limitation this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Secured Party may disclose all documents and information which Secured Party now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agree(s) that Secured Party may provide information relating to this Agreement or relating to Debtor to Secured Party’s parent, affiliates, subsidiaries and service providers.

                                             5.6      In addition to Secured Party’s other rights, any Indebtedness owing from Secured Party to Debtor can be set off and applied by Secured Party on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone.

                                             5.7      Debtor waives any right to require Secured Party to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Debtor or any other person, or otherwise comply with the provisions of Section 9607 of the California Commercial Code or other applicable Uniform Commercial Code, or any similar provision; or (c) pursue any other remedy in Secured Party’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that Secured Party may, once or any number or times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

                                             5.8      Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from any person, including without limitation the Debtor, if different that Debtor, any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement.

                                             5.9      In the event that applicable law shall obligate Secured Party to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least five (5) days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

                                             5.10      Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Secured Party in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Secured Party, and whether or not Secured Party relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Secured Party to execute and deliver to Secured Party those documents which Secured Party determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

                                             5.11      This Agreement and all the rights and remedies of Secured Party under this Agreement shall inure to the benefit of Secured Party’s successors and assigns and to any other holder who derives from Secured Party title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Secured Party to any assignment by Debtor.

                                             5.12      If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Secured Party are made or given jointly and severally.

                                             5.13      Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as of the date of this Agreement. “Uniform Commercial Code” means the California Commercial Code, as amended.

                                             5.14      No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Secured Party with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Secured Party. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of laws principles.

                                             5.15      To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Secured Party from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

                                             5.16      Debtor’s chief executive office is located and shall be maintained at 2853 E. Pico Blvd, Los Angeles, CA 90023. Debtor is organized under the laws of Delaware and maintains all of its assets in the state of California and shall not reorganize in any other jurisdiction or move any part of its assets into any other jurisdiction without the prior written consent of the Secured Party.

                                             5.17      A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Secured Party in any filing office.

                                             5.18      This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.12 of this Agreement shall survive termination.

                                   6.        Governing Law. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and decisions of the State of California without regard to conflict of law principles. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND HEREBY WAIVES ANY OBJECTION TO SUCH FORUM BASED ON FORUM NON-CONVENIENS. IN ADDITION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE.

DEBTOR:

______________________

By: /s/ Stephen Soller
Name: Stephen Soller
Title: CEO